Exhibit 32.3 Certificate:

CERTIFICATION OF PERIODIC FINANCIAL REPORT

OF SHIWANA, INC.

I, the undersigned, being the principal financial officer, of Shiwana, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of his information, knowledge and belief, that (1) the Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)) and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2005

/s/ Bernard Asher
Bernard Asher
Title:
President, Treasurer, Principal Financial Officer/Controller